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                                                                   Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-3 pertaining to Diversified Security Solutions, Inc. of our report dated March 8, 2004, with respect to the audited consolidated financial statements of Diversified Security Solutions, Inc. incorporated by reference in its Annual Report on Form 10-KSB for the year ended December 31, 2003 and filed with the Securities and Exchange Commission on April 1, 2004.


                              /s/ Demetrius & Company, L.L.C.

August 20, 2004
Wayne, New Jersey